SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 6 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GULF SHORES INVESTMENTS, INC.
(Exact Name of Registrant in its Charter)

Nevada	6510	27-0155619
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

GULF SHORES INVESTMENTS, INC.
7985 113th Street, Suite 220
Seminole, FL 33772
Tel.: (727) 393-7439
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Val-U-Corp Services, Inc.
1802 North Carson Street, Suite 108
Carson City, NV 89701
(775)887-8853
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.00001 par value per share	498,000	$0.0033	$1,660	$2.28

(1) This Registration Statement covers the resale by our selling shareholders of up to 498,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.0033 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

As discussed herein, the price of $0.033 is based on a private offering at $0.01 per share and an adjustment pursuant to the 3 for 1 forward stock split that the Board of Directors approved on January 5, 2010.  It is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

** These numbers are adjusted based on the 3 for 1 forward split that was effective on January 5, 2010.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to completion, dated June _, 2010
GULF SHORES INVESTMENTS, INC.
498,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.0033 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

** These numbers are adjusted based on the 3 for 1 forward split that was effective on January 5, 2010.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: _______, 2010

TABLE OF CONTENTS

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.   In this Prospectus, the terms “Gulf Shores,” “Company,” “we,” “us” and “our” refer to Gulf Shores Investments, Inc.

Overview

We were incorporated in the State of Nevada on May 8, 2009 as Gulf Shores Investments, Inc.

Gulf Shores Investments, Inc. principal business is the management of real estate properties. The operations include managing income producing commercial and residential real estate properties. The company was organized in May 2009 and is based in Seminole, Florida. We currently do not manage any properties, but we are currently seeking properties to manage.

The company has advanced its business plans with the hire of Sanjiv Matta, a Florida licensed real estate professional.  Mr. Matta has 15 years experience in real estate management, development, sales and marketing.

The company’s initial focus has been on identifying properties to manage in Southwest Florida – Ft. Myers/Naples.  The Southwest Florida multi-family residential property market has been hard hit by the recent economic downturn.  Properties in this marketplace are selling at an average of 33% below 2007 property values.  Foreclosed and bank repossessed real estate owned (REO) properties are at an even greater discount to the previous market highs.  We are currently in discussions with banks and developers of distressed condominium projects in this market proposing to manage the properties to improve their cash flow.  These negotiations are on-going and subject to the company securing management contracts under acceptable terms. We have not entered into any contracts.

Where You Can Find Us

Our principal executive office is located at 7985 113th Street, Suite 220, Seminole, FL 33772 and our telephone number is (727) 393-7439.

The Offering

Common stock offered by selling security holders	498,000 shares of common stock. This number represents less than one percent of our current outstanding common stock (1).

Common stock outstanding before the offering	78,273,000 common shares as of June 15, 2010.

Common stock outstanding after the offering	78,273,000 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1)	Based on 78,273,000 shares of common stock outstanding as of June 15, 2010.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (May 8, 2009) through June 30, 2009 are derived from our audited financial statements, and the unaudited financial information for the nine months ended March 31, 2010. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

	For the Period from Inception (May 8, 2009) through March 31, 2010 (unaudited)	For the Period from Inception (May 8, 2009) through June 30, 2009 (audited)
STATEMENT OF OPERATIONS

Revenues	-	$-
Total Operating Expenses	66,121	38,846
Professional & Consulting Fees	60,400	37,500
General and Administrative Expenses	5,721	1,346
Net Loss	(66,121)	(38,846)

	AS OF MARCH 31, 2010	AS OF JUNE 30, 2009
BALANCE SHEET DATA

Cash	22	4,729
Total Assets	22	4,729
Total Liabilities	5,033	3,575
Stockholders’ Equity	(5,011)	1,154

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

WE HAVE LIMITED OPERATING HISTORY AND FACE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. Due to the significant downturn in the real estate market and our lack of operating history we may be unable to secure properties for our management services.. Additionally, because of the large downturn in the economy and an oversupply in the number of vacant properties we may be unable to manage properties with the possibility of positive earnings.  These factors may make it difficult to implement our business plan and may lead to the company ceasing operations.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to implement our business plan. In addition, substantial expenditures will be required to enable us to manage properties in the future. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE CURRENTLY HAVE NO REVENUES.

We currently have no revenues and have sustained net losses of $66,121 for the period from inception through March 31, 2010. We cannot give you any assurance that we will experience any positive revenues for the foreseeable future.

OUR PROPERTY MANAGEMENT BUSINESS IS SUSCEPTIBLE TO FLUCTUATION IN THE REAL ESTATE MARKET AND MAY BE MORE COSTLY THAN ANTICIPATED.

Our business depends substantially on the conditions of the real estate market. Demand for real estate has grown rapidly in the past decade but such growth is often accompanied by volatility in market conditions and fluctuations in real estate prices. For example, following a period of rising real estate prices and transaction volumes in most major cities from 2003 to 2007, the industry experienced a downturn in 2008, with transaction volumes in many major cities declining significantly compared to 2007. Fluctuations in the real estate market may negatively impact the spreads and the ability to find quality assets that provide returns that we seek. Any properties we enter management agreements with may not generate immediate positive cash flow for us because of volatility in the real estate market. There can be no assurance that any properties we potentially manage will generate positive cash flow.

WE ARE SUBJECT TO GENERAL REAL ESTATE RISKS AND THE VALUE OF OUR REAL ESTATE ASSETS MAY FLUCTUATE.

Our primary assets are expected to consist of real estate and, in particular, commercial properties, which are subject to a variety of risks. The yields available from the equity and mortgage investments in real estate depend on the amount of income generated and expenses incurred from the operations of such properties. If the properties do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, our cash flow and ability to make distributions will be adversely affected. The performance of the economy in each of the areas in which the properties are located affects occupancy, market rental rates, expenses and property values.

WE HAVE NO ENFORCEABLE AGREEMENT WITH MR. DRESLIN TO PROVIDE FUNDING IN THE FUTURE.

Mr. David Dreslin, our President and Director will cover any cash shortfalls of the Company in the future.  We do not hacve an enforceable agreement with Mr. Dreslin to cover cash shortfalls.  If Mr. Dreslin fails to cover any cash shortfalls in the future the company may cease operations.

WE DO NOT CURRENTLY MANAGE ANY REAL ESTATE.

If we are unable to secure management contracts for any real estate properties we may not generate sufficient income to meet operating expenses, including debt service and capital expenditures, our cash flow will be adversely affected.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DAVID DRESLIN, PRESIDENT AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of David Dreslin, President and Director. We currently do not have an employment agreement with Mr. Dreslin. The loss of the services of our officers could have a material adverse effect on our business, financial condition or results of operation.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our   management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES   OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.0033 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 250,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Item 4.  Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Item 5.  Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution

The common stock to be sold by the selling shareholders are provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 498,000 shares of our common stock held by 43 shareholders. Such shareholders include the holders of the 348,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in August 2009 at an offering price of $0.0033. We are also registering 75,000 shares held by our founder and 75,000 shares issued to our legal counsel for service rendered.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 15, 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering

David Dreslin (1)	60,003,000	75,000	59,925,000	76.6%

Entrust of Tampa Bay FBO Van Nguyen	12,000,000	75,000	11,925,000	15.2%

Entrust of Tampa Bay FBO Edward G. Mass, Jr.(11)	6,003,000	75,000	5,925,000	7.6%

Donna Dreslin (1)	60,003,000	3,000	59,925,000	0%

David Dreslin II (1)	3,000	3,000	0	0%

Thomas Collentine	3,000	3,000	0	0%

Lisa Angarano	3,000	3,000	0	0%

Jason Spurlin	3,000	3,000	0	0%

Dan Gorman(4)	6,000	3,000	0	0%

Claudia Gorman(4)	6,000	3,000	0	0%

David Strenkoski	3,000	3,000	0	0%

Lavin Dos Santos	3,000	3,000	0	0%

Ed Mass, Jr.(11)	6,003,000	3,000	5,925,000	0%

Sal Kopita	3,000	3,000	0	0%

Robert Rogin	3,000	3,000	0	0%

Cheryl Chernoff	3,000	3,000	0	0%

Peter Adams(5)	6,000	3,000	0	0%

Robin Adams(5)	6,000	3,000	0	0%

Tim Kennedy	3,000	3,000	0	0%

Jean C. Shagena	3,000	3,000	0	0%

Visionary Concepts, LLC (2)	3,000	3,000	0	0%

Robert W. Christian, Jr.(6)	3,000	3,000	0	0%

Robert W. Christian Sr.(6)_	3,000	3,000	0	0%

Zhang Miao	18,000	18,000	0	0%

Gang Xu	15,000	15,000	0	0%

Gregory Busch(7)	60,000	30,000	0	0%

Barbara Ann Busch(7)	60,000	30,000	0	0%

Robert E. Dudenhoefer, Jr.(8)	6,000	3,000	0	0%

Angela M. Dudenhoefer(8)	6,000	3,000	0	0%

Darren Griffin	3,000	3,000	0	0%

Chris Marchesini	3,000	3,000	0	0%

Sirge Villani	3,000	3,000	0	0%

Christina Hicks	3,000	3,000	0	0%

Robert Rheintgen(10)	6,000	3,000	0	0%

Richard Corbert	3,000	3,000	0	0%

William Forhan	3,000	3,000	0	0%

James Christie	3,000	3,000	0	0%

Catherine Finkenstadt	3,000	3,000	0	0%

James Lipscomb	3,000	3,000	0	0%

Joseph Caldwell(9)	6,000	3,000	0	0%

Monique Caldwell(9)	6,000	3,000	0	0%

Virginia Rheintgen(10)	6,000	3,000	0	0%

Anslow & Jaclin, LLP (3)	75,000	75,000	0	0%

(1) David Dreslin is our founder, president and sole director. David Dreslin and Donna Dreslin are husband and wife and as such have beneficial ownership of the shares held by each other. David Dreslin and David Dreslin II are related as father and son.  David Dreslin II is not a minor child and David Dreslin and David Dreslin II reside at separate addresses, as such they have no beneficial ownership over the shares owned by each other.
(2) Sanjiv Matta is our vice president and secretary. He is the principal of Visionary Concepts, LLC. Sanjiv Matta, acting alone, has voting and dispositive power over the shares owned beneficially by Visionary Concepts, LLC.
(3) Richard I. Anslow and Gregg E. Jaclin are the partners of Anslow & Jaclin, LLP. Each of Rich I. Anslow and Gregg E. Jaclin, acting alone, has voting and dispositive power over the shares beneficially owned by Anslow & Jaclin, LLP.  In addition, Anslow & Jaclin, LLP is also our legal counsel.
(4) Dan Gorman and Claudia Gorman are husband and wife and as such have beneficial ownership of the shares held by each other.
(5) Peter Adams and Robin Adams are husband and wife and as such have beneficial ownership of the shares held by each other.
(6) Robert Christian Sr. and Robert Christian Jr. are related as father and son. Robert Christian, Jr. is not a minor child, Robert Christian, Sr. and Robert Christian, Jr. reside at separate addresses, as such they have no beneficial ownership over the shares owne by each other.
(7) Gregory Busch and Barbara Ann Busch are husband and wife and as such have beneficial ownership of the shares held by each other.
(8) Robert E. Dudenhofer, Jr. and Angela M. Dudenhofer are husband and wife and as such have beneficial ownership of the shares held by each other.
(9) Joseph Caldwell and Monique Caldwell are husband and wife and as such have beneficial ownership of the shares held by each other.
(10) Robert Rheintgen and Virginia Rheintgen are husband and wife and as such have beneficial ownership of the shares held by each other.
(11) Edward G. Mass, Jr., acting alone, has voting and dispositive power over the shares owned beneficially by Entrust of Tampa Bay FBO Edward G. Mass, Jr.

Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

David Dreslin-is our president and sole director
Donna Dreslin is the wife of David Dreslin
David Dreslin II is the son of David Dreslin.
Robert W. Christian, Sr.-Director-Moody Capital Solutions, Inc,
Robert W. Christian, Jr.-Director-Moody Capital Solutions, Inc.

Item 8. Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.0033 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.0033 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $34,502.28

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 270,000,000 shares of capital stock, of which 250,000,000 shares are common stock, $0.00001 par value per share, and there are 20,000,000 preferred shares, $0.00001 par value per share authorized.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. Currently we have 78,273,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

In January 2010, the board of directors approved a three for one forward split.  The board of directors hopes the decision to restructure the Company’s capital structure will potentially lead to greater liquidity of the Company’s common stock in the future. In addition, the Board of Directors hopes the forward split will attract potential investors.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Globex Transfer, LLC
780 Deltona Blvd., Suite 202
Deltona, FL 32725
Tel. (386) 206-1133

Item 10. Interests of Named Experts and Counsel

Except for Anslow &Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.  Anslow & Jaclin, LLP owns 75,000 shares of our common stock which are being registered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPA to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

Gulf Shores Investments, Inc., (the “Company”) was incorporated in the State of Nevada on May 8, 2009. Our principal business is the management of real estate properties. Our operations include managing income producing commercial and residential real estate properties. We do not currently manage any properties, but we are currently seeking properties to manage. We were organized in May 2009 and are based in Seminole, Florida. Our website is located at www.gulfshoresinvestments.com

The Company will not voluntarily send an annual report to shareholders.  The Company will file reports with the Securities and Exchange Commission and the public may read a copy of any materials we file with the Commission. You may obtain copies of these reports directly from us or from the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E. Washington, D.C. 20549, and you may obtain information about obtaining access to the Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains information for electronic filers at its website http://www.sec.gov.

Our management is experienced in the real estate industry and reviews and recommends suitable projects for the Company consistent with its policies and objectives to maximize the return on properties it manages.  The Company has not identified any specific properties to manage.

The Company’s principal business is the management of real estate properties.  The operations include managing income producing commercial and residential real estate properties.  We intend to manage properties and lease them to long-term tenants.  We will operate the properties as the property manager and work toward improving the properties’ cash flow.

We draw on the experience of our management to provide research and economic and statistical data in connection with the Company’s activities.  The Company's management plans to search for opportunities to manage real estate properties and obtain for the Company such services as may be required for property management.

We will continue to seek out opportunities to manage real estate properties and intend to enhance our capabilities by adding personnel or entering joint ventures with similar firms.

Once we identify suitable real estate projects for property management, we will work with the owners of the properties to improve the cash flow of the properties with long-term tenants.    Such property owners may include banks, investment funds, developers and individual owners; our management intends to utilize its contacts among these entities to facilitate such relationships. We have no property management contracts at this time nor have we entered into any discussions with any such potential owners. The funding of the cash required to consummate any property management contracts will likely consist of a private placement of debt and/or equity securities possibly through the assistance of a broker-dealer. We intend to sell only shares of Common Stock or securities that are convertible into shares of Common Stock and accordingly believe that such a placement would not result in any change in control. However, the specific amount, timing and terms of any such placement will not be known until an agreement has been executed by the Company and by any potential property owners.

David Dreslin our President is a Florida licensed real estate professional.  Mr. Dreslin has been actively involved in real estate development and investing since 2006.  He has experience in multi-family, commercial and residential real estate properties.  Mr. Dreslin also has a number of real estate related clients in his accounting practice and he has experience in real estate valuations.

Sanjiv Matta our Secretary, a Florida licensed real estate professional.  Mr. Matta has 15 years experience in real estate development, sales and marketing.  Mr. Matta has been involved in over $500 million in real estate developments, and most recently he has been involved in distressed real estate workouts and auction resale.

Our Operating Strategy

We seek opportunities to manage real estate properties where we believe we can achieve higher cash flows and capital appreciation for the owners as a result of our property management efforts. Our strategy for achieving our goals consists of the following elements:

•	Focusing our efforts in markets that the we believe have favorable conditions to support growth in occupancy and rental rates, and

•	Utilizing management’s experience in property management, accounting and billing, and rehab and maintenance.

Our initial focus is on Florida and the southeastern region of the United States particularly where we perceive there to be the potential to manage undervalued and distressed properties.  We believe we can enhance the value of these properties through the execution of our strategy for long-term leases with professional on-site management and quality property rehab and maintenance.  However, we will not limit our services to any particular individual geographic markets or submarkets.  Moreover, we will not restrict our services to certain locations in markets or submarkets, as we may find value-adding opportunities in large metropolitan areas, suburban submarkets, smaller cities or rural locations.

Our Real Estate Management Criteria

We expect to manage properties in well-located, sometimes under-performing real estate markets. We will attempt to identify those markets and submarkets with job growth opportunities and demand demographics that support potential long-term value appreciation for the owners of the properties. We seek to identify and manage properties with the following characteristics:

•	Significant potential for increases in the number of tenant leases and the potential for increased rental rates,

•	Locations in markets currently in transition or recovery with favorable long-term job growth and supply/demand demographics, which may allow for increased occupancy or rental rates,

•	Historic mismanagement or under-management,

•	Under-valued compared with other properties within their market, and

•	Barriers to additional or replacement projects ..

Management of the Properties

We plan to engage our own employees and third party management companies as agents for on-site management of our properties depending on the geographic location.  Generally such agreements will provide for a management fee between 2% and 5% of the gross monthly receipts of each property and are for a term of one year, but can be terminated by either party upon thirty days written notice.  We currently have not entered into any discussions or contracts with any potential employees or third parties for on-site management of our properties.

Competition

We do not currently manage any properties and therefore the competition describe below is a form of competition that may occur.

The real estate property management market is highly competitive.  Competing properties may be newer or have more desirable locations than our properties.  If the market does not absorb foreclosed or newly constructed properties, market vacancies will increase and market rents may decline.  As a result, we may have difficulty leasing units within our properties and may be forced to lower rents on leases to compete effectively, which lowers the fees we can generate.

We may compete for the management of properties with many entities, including, among others, national property management and real estate companies, as well as local property management and real estate companies and individuals.  Many competitors may have substantially greater financial resources than we do.  In addition, certain competitors may be willing to accept lower fees for their services.  If competitors prevent us from managing properties that may be targeted for contracts our service fees and valuation may be impacted.

Current Operations

The company has advanced its business plans with the hire of Sanjiv Matta, a Florida licensed real estate professional.  Mr. Matta has 15 years experience in real estate management, development, sales and marketing.  Mr. Matta has been involved in over $500 million in real estate developments. Since 1995 to present Mr. Matta has been a Managing Member of Dhampur Sampatyi, an India based real estate developer.  The company is a builder and operator of real estate projects in India, the USA and the Caribbean.  Dhampur Sampatyi has developed over $600 million in multi-family and commercial properties over 15 years.  Since 2001 to present Mr. Matta has been involved in the management of developments for Tricon Development, a Florida based real estate developer.  Tricon has developed over $150 million in multi-family residential development projects including Somerset Riverfront, Oceanique, The Claridges, Howard Johnson Riverfront, Ocean Park-Hutchinson Island.  From 2006 – 2009 Mr. Matta served as a manager and advisor at the Navigator REO Fund and the Mortgage and Asset Xchange.  These two funds manage over $500 million in real estate properties and mortgages.  During this same time Mr. Matta participated in real estate seminar selling as president of Indus Planet, a firm marketing 7,000 residential lots in Florida to buyers worldwide by way of seminars and indirect selling through bulk buyers.  Most recently, since 2009 Mr. Matta launched a program as principal in a television promotion driven, internet auction sale of REO properties where hundreds of homes were sold each month. Mr. Matta established the joint venture partnerships, raised the required capital and operated an organized acquisition REO platform.   (ROE properties are bank repossessed “Real Estate Owned” properties, which are defined as properties in the  possession of a  lender  as a  result  of  foreclosure  or  forfeiture )

The company’s initial focus has been on identifying properties to manage in Southwest Florida – Ft. Myers/Naples.  The Southwest Florida multi-family residential property market has been hard hit by the recent economic downturn.  Properties in this marketplace are selling at an average of 33% below 2007 property values.  Foreclosed and bank repossessed real estate owned (REO) properties are at an even greater discount to the previous market highs.  We are currently in discussions with banks and developers of distressed condominium projects in this market proposing to manage the properties to improve their cash flow.  These negotiations are on-going and subject to the company securing management contracts under acceptable terms.

Employees

As of June 15, 2010, we have 2 full time employees, and plan to employ more qualified employees in the near future.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 7985 113th Street, Suite 220, Seminole, FL 33772, and our telephone number is (727) 393-7439.  Office space is provided by our Chief Executive Officer at no charge.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 43 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Balance Sheets

	March 31,	June 30,
	2010	2009
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
	$22	$4,729
Cash
Total Current Assets	22	4,729

TOTAL ASSETS	$22	$4,729

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	3,033	-
Loans From Shareholder	2,000	3,575

Total Current Liabilities	5,033	3,575

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.00001 par value, 20,000,000 shares
authorized, 0 shares issued and outstanding
Common stock, $0.00001 par value, 250,000,000 shares
authorized, 78,273,000 and 72,000,000 shares issued and
oustanding, respectively.	783	720
Stock Subscription Receivable	-	(200)
Additional paid-in capital	60,327	39,480
Deficit accumulated during the development stage	(66,121)	(38,846)

Total Stockholders' Equity (Deficit)	(5,011)	1,154

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$22	$4,729

The accompanying notes are an integral part of these financial statements.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Statements of Operations
From Inception through March 31, 2010

			From Inception
	Three Months	Nine Months	on May 8,
	Ended	Ended	2009 Through
	March 31,	March 31,	March 31,
	2010	2010	2010
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$-	$-	$-

OPERATING EXPENSES

Consulting Fees - Related Party	-	11,900	25,900
Consulting Fees	-	7,000	17,000
Professional Fees	2,000	4,000	17,500
General and administrative	1,258	4,375	5,721

Total Operating Expenses	3,258	27,275	66,121

INCOME (LOSS) FROM OPERATIONS	(3,258)	(27,275)	(66,121)

OTHER EXPENSES

Other income	-	-	-

INCOME (LOSS) BEFORE INCOME TAXES	(3,258)	(27,275)	(66,121)

Income tax expense	-	-	-

NET INCOME (LOSS)	$(3,258)	$(27,275)	$(66,121)

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.000)	$(0.000)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	78,273,000	74,873,923

The accompanying notes are an integral part of these financial statements

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

							Deficit
							Accumulated	Total
					Stock	Additional	During the	Stockholders'
	Preferred Stock		Common Stock		Subscription	Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Receivable	Capital	Stage	(Deficit)

Balance, May 8, 2009	-	$-	-	$-		$-	$-	$-

Issuance of common stock
for cash at an average price
of $.0000033 per share			60,000,000	600		(400)		200

Stock Subscription Receivable					(200)			(200)

Issuance of common stock in
June 2009 for cash at an average
price of $.00333 per share			12,000,000	120		39,880		40,000

Net Loss for the period from
inception to June 30, 2009							(38,846)	(38,846)

Balance, June 30, 2009	-	$-	72,000,000	$720	$(200)	$39,480	$(38,846)	$1,154

Issuance of common stock in
July in exchange for legal
services provided at an average
price of $.00333 per share			75,000	1		249		250

Issuance of common stock in
August for cash at an average
price of $.00333 per share			198,000	2		658		660

Collection of stock subscription
receivable on September 23, 2009					200			200

Issuance of common stock in
December 2009 for cash at a
price of $.00333 per share			6,000,000	60		19,940		20,000

Net Loss for the period from
July 1, 2009 through March 31, 2010							(27,275)	(27,275)

Balance, March 31, 2010	-	$-	78,273,000	$783	$-	$60,327	$(66,121)	$(5,011)

The accompanying notes are an integral part of these financial statements

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Statements of Cash Flows

		From Inception
	July 1,	on May 8,
	2009 Through	2009 Through
	March 31,	March 31,
	2010	2010
	(Unaudited)	(Unaudited)
OPERATING ACTIVITIES

Net loss	$(27,275)	$(66,121)
Adjustments to reconcile net loss to
net cash used by operating activities:
Common stock issued for legal services	250	250
(Decrease) increase In accounts payable	1,033	1,033
(Decrease) increase In accrued expenses	(1,575)	2,000
(Decrease) increase In loans from shareholders	2,000	2,000
Net Cash Used in
Operating Activities	(25,567)	(60,838)

INVESTING ACTIVITIES

Net Cash Used in
Investing Activities	-	-

FINANCING ACTIVITIES

Common stock issued for cash	20,860	60,860
Net Cash Provided by
Financing Activities	20,860	60,860

NET INCREASE (DECREASE) IN CASH	(4,707)	22

CASH AT BEGINNING OF PERIOD	4,729	-

CASH AT END OF PERIOD	$22	$22

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through March 31, 2010

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
The financial statements presented are those of Gulf Shores Investments, Inc.  The Company was originally incorporated under the laws of the state of Nevada on May 8, 2009.  Gulf Shores Investments, Inc. seeks real estate management opportunities where it believes it can achieve higher cash flows as a result of its efforts.  The Company's initial focus is on Florida and the southeastern region of the United States particularly where it perceives there to be the potential to manage undervalued and distressed properties.  The Company believes it can enhance the value of these properties through the execution of its strategy.  The Company expects to manage real estate properties in well-located, sometimes under-performing real estate markets. The Company attempts to identify those markets and submarkets with job growth opportunities and demand demographics that support potential long-term value appreciation for the properties it manages.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Revenue Recognition
Revenues and related expenses from rendering property management services are recognized when services are completed and billed.  In some situations, we may receive advance payments from our customers.  The Company will defer revenue associated with these advance payments until it has completed the contracted services.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of March 31, 2010.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  As at March 31, 2010 the Company had no cash equivalents.

Basic (Loss) per Common Share
Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2010.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through March 31, 2010

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	For the Three Months Ended March 31, 2010	For the Nine Months Ended March 31, 2010

Net (Loss)	$(3,258)	$(27,275)
Weighted Average Shares	78,273,000	74,873,923
Net (Loss) Per share	$(0.000)	$(0.000)

Income Taxes

The Company provides for income taxes under ASC 740 “Accounting for Income Taxes”.   ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal and state income tax rate of 39% to net loss before provision for income taxes for the following reasons:

For the Nine Months Ended March 31, 2010
Income tax expense at statutory rate	$(10,637)
Net deferred tax asset	10,637)
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

From Inception On May 8, 2009 Through March 31, 2010
NOL carryover	$25,787)
Valuation allowance	(25,787)
Net deferred tax asset	$-

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through March 31, 2010

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a June 30 fiscal year end.

Stock-based compensation.
In July 2009, the Company issued 75,000 shares of stock as part of our fee agreement for legal services associated with the Company’s S-1 filing.  The shares were valued at $.00333 per share.

The above issuance of stock reflects the effect of the Company’s stock split effective on January 5, 2010 (see Note 5).

The Company records stock-based compensation in accordance with ASC 718 (formerly SFAS No. 123R “Share Based Payments”), using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements through June 10, 2010 and believes that none of them will have a material effect on the company’s financial statements.

2.	GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the nine month period ended March 31, 2010, the Company recognized no sales revenue and incurred a net loss of $27,275, and had an accumulated deficit of $66,121 as of March 31, 2010.  The continuation of the Company as a going concern is dependent upon the continued financial support from its Shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through March 31, 2010

3.	STOCKHOLDERS’ EQUITY

COMMON STOCK

•	In May 2009, we entered into an agreement for the sale of 12,000,000 shares of common stock at a price of $0.00333 per share. The Company realized $40,000 from this subscription.
•	In September 2009, the Company entered into an agreement for the sale of 198,000 shares at a price of $0.00333 per share to 39 different investors. The Company realized $660 from these subscriptions.
•	In December 2009, the Company entered into an agreement for the sale of 6,000,000 at a price of $0.00333 per share. The Company realized $20,000 from this subscription.

The above issuance of stock reflects the effect of the Company’s stock split effective on January 5, 2010 (see Note 5).

4.	STOCK SUBSCRIPTION RECEIVABLE

In May 2009, the Company issued to its founder 60,000,000 million shares of its common stock for a price of $.0000033.  Payment for the stock was received on September 23, 2009.

The above issuance of stock reflects the effect of the Company’s stock split effective on January 5, 2010 (see Note 5).

5.	RELATED PARTY TRANSACTION

The Company’s founder and majority shareholder provides various consulting services to the Company for which he is compensated.  For the nine month period ending March 31, 2010 consultant fees paid were $11,900.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through March 31, 2010

6.	STOCK SPLIT

The company's board of directors authorized a three-for-one stock split effective on January 5, 2010.  Each shareholder of record on January 5, 2010 received two additional shares of common stock for each share held on that date.  All share and related information presented in these financial statements and accompanying footnotes have been adjusted to reflect the increased number of shares resulting from this action.

7.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through June 10, 2010, the date which the financial statements were available to be issued.

Management evaluated all activity and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gulf Shores Investments, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Gulf Shores Investments, Inc. (A Development Stage Company) as of June 30, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period ended from inception on May 8, 2009 through June 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Gulf Shores Investments, Inc. (A Development Stage Company) as of June 30, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on May 8, 2009 through June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit of $38,846, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seale and Beers, CPAs
Las Vegas, Nevada
September 24, 2009
Except for Note 5 - April 20, 2010

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7492 Fax (702) 253-7501

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Balance Sheet

June 30,
2009

ASSETS

CURRENT ASSETS
$4,729
Cash
Total Current Assets	4,729

TOTAL ASSETS	$4,729

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accrued Expenses	$3,575

Total Current Liabilities	3,575

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.00001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.00001 par value, 250,000,000 shares authorized, 72,000,000 shares issued and outstanding	720
Stock Subscription Receivable	(200)
Additional paid-in capital	39,480
Deficit accumulated during the development stage	(38,846)

Total Stockholders' Equity (Deficit)	1,154

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$4,729

The accompanying notes are an integral part of these financial statements.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Statement of Operations
From Inception through June 30, 2009

From Inception
on May 8,
2009 Through
June 30,
2009

OPERATING EXPENSES

Consulting Fees - Related Party	$14,000
Consulting Fees	10,000
Professional Fees	13,500
General and administrative	1,346

Total Operating Expenses	38,846

INCOME (LOSS) FROM OPERATIONS	(38,846)

OTHER EXPENSES

Other income

INCOME (LOSS) BEFORE INCOME TAXES	(38,846)

Income tax expense	-

NET INCOME (LOSS)	$(38,846)

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.001)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	64,075,473

The accompanying notes are an integral part of these financial statements

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)

							Deficit
							Accumulated	Total
					Stock	Additional	During the	Stockholders'
	Preferred Stock		Common Stock		Subscription	Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Receivable	Capital	Stage	(Deficit)

Balance, May 8, 2009	-	$-	-	$-		$-	$-	$-

Issuance of common stock for cash at an average price of $.00001 per share			60,000,000	600		(400)		200

Stock Subscription Receivable					(200)			(200)

Issuance of common stock in June 2009 for cash at an average price of $.01 per share			12,000,000	120		39,880		40,000

Net Loss for the period from inception to June 30, 2009							(38,846)	(38,846)

Balance, June 30, 2009	-	$-	72,000,000	$720	$(200)	$39,480	$(38,846)	$1,154

The accompanying notes are an integral part of these financial statements

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Statement of Cash Flows

From Inception
on May 14,
2009 Through
June 30,
2009

OPERATING ACTIVITIES

Net loss	$(38,846)
Adjustments to reconcile net loss to net cash used by operating activities:
Increase In Accrued Expenses	3,575

Net Cash Used in
Operating Activities	(35,271)

INVESTING ACTIVITIES

Net Cash Used in
Investing Activities	-

FINANCING ACTIVITIES

Common stock issued for cash	40,000

Net Cash Provided by
Financing Activities	40,000

NET INCREASE (DECREASE) IN CASH	4,729

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$4,729

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
The financial statements presented are those of Gulf Shores Investments, Inc.  The Company was originally incorporated under the laws of the state of Nevada on May 8, 2009.  Gulf Shores Investments, Inc. seeks real estate management opportunities where it believes it can achieve higher cash flows as a result of its efforts.  The Company's initial focus is on Florida and the southeastern region of the United States particularly where it perceives there to be the potential to manage undervalued and distressed properties.  The Company believes it can enhance the value of these properties through the execution of its strategy.  The Company expects to manage real estate properties in well-located, sometimes under-performing real estate markets. The Company attempts to identify those markets and submarkets with job growth opportunities and demand demographics that support potential long-term value appreciation for the properties it manages.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended June 30, 2009, the Company recognized no sales revenue and incurred a net loss of $38,846.  As at June 30, 2009, the Company had an accumulated deficit of $38,846.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Dividends
The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of June 30, 2009.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  As at June 30, 2009 the Company had no cash equivalents.

Basic (Loss) per Common Share
We follow SFAS No. 128, Earnings Per Share , to calculate and report basic and diluted earnings per share (“EPS”). Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2009.

For the Period Ended June 30, 2009
Loss (numerator)	$(38,846)
Shares (denominator)	64,075,473
Per share amount	$(0.001)

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal and state income tax rate of 39% to net loss before provision for income taxes for the following reasons:
June 30, 2009
Income tax expense at statutory rate	$(0)
Net deferred tax asset	0
Income tax expense per books	$-

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Net deferred tax assets consist of the following components as of:

June 30, 2009
NOL carryover	$15,150
Valuation allowance	(15,150)
Net deferred tax asset	$-

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a June 30 fiscal year end.

Stock-based compensation.
As of June 30, 2009, the Company has not issued any share-based payments.

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”).  The provisions of SFAS 166, in part, amend the de-recognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).  SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”).  Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations, and Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In May 2009, the FASB issued SFAS No. 165, Subsequent Events, to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  SFAS No. 165 is effective for interim or annual financial periods ending after June 15, 2009. Adoption of SFAS No. 165 did not have a material impact on our condensed consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009. The Company does not have any fair value of financial instruments to disclose.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments.  This FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Company currently does not have any financial assets that are other-than-temporarily impaired.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, to address some of the application issues under SFAS 141(R). The FSP deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability’s fair value on the date of acquisition can be determined. When the fair value can-not be determined, the FSP requires using the guidance under SFAS No. 5, Accounting for Contingencies, and FASB Interpretation (FIN) No. 14, Reasonable Estimation of the Amount of a Loss.  This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. The adoption of this FSP has not had a material impact on our financial position, results of operations, or cash flows during the period ended June 30, 2009.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157- 4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operations.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

GULF SHORES INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NOTE 2 - STOCKHOLDERS’ EQUITY

COMMON STOCK

In June 2009, we entered into an agreement for the sale of 4,000,000 shares of common stock (12,000,000 post split) at a price of $0.01 per share.  The Company realized $40,000 from this subscription.

The above issuance of stock reflects the effect of the Company's stock split effective on January 5, 2010 (see Note 5)

NOTE 3 – STOCK SUBSCRIPTION RECEIVABLE

In May 2009, the Company issued to its founder 20,000,000 million shares of its common stock (60,000,000 post split) for a price of $.00001.  Payment for the stock was received on September 23, 2009.

The above issuance of stock reflects the effect of the Company's stock split effective on January 5, 2010 (see Note 5)

NOTE 4 – RELATED PARTY TRANSACTION

The Company’s founder and majority shareholder provides various consulting services to the Company for which he is compensated.  For the period ending June 30, 2009 consultant fees paid were $14,000.

NOTE 5 – SUBSEQUENT EVENTS

The Company's board of directors authorized a three-for-one stock split effective on January 5, 2010.  Each shareholder of record on January 5, 2010 received two additional shares of common stock for each share held on that date.  All share and related information presented in these financial statements and accompanying notes have been adjusted to reflect the increase number of shares resulting from this action.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We have commenced limited operations and we will require outside capital to implement our business model.

1.  All business functions will be coordinated and managed by our founder, including marketing, finance and operations. We intend to contract with outside professionals to facilitate services for the on-site management of properties and real estate rehab and maintenance services that may be required. These services include total property management responsibilities for the care and upkeep of the property.  We will use independent contractors as leasing agents, as well as for janitorial services, lawn services and general maintenance services as required on-site from time to time. The Company has no outside contracts, but we intend to contract with these professionals under normal industry terms, which may include lease fees in the 2% - 5% range depending on the nature of the services.

2.  We will focus on evaluating our performance based on the following criteria during the next twelve months of operations as the Company emerges from the development stage:

a. Number of new real estate projects

i.
                The Company will initially look for distressed and under-managed projects in Southwest Florida.  The Southwest Florida multi-family residential property market has been hard hit by the recent economic downturn.  Properties in this marketplace are selling at an average of 33% below 2007 property values.  Foreclosed and bank repossessed real estate owned (REO) properties are at an even greater discount to the previous market highs.  We are currently in discussions with banks and developers of distressed condominium projects in this market proposing to manage the properties to improve their cash flow.  These negotiations are on-going and subject to the Company securing management contracts under acceptable terms.

ii.	Over the next twelve months the Company intends to identify at least ten suitable properties for management.

iii.	The Company incurs nominal travel expenses associated with the search for properties since the Southwest Florida region is nearby its home office.

We have not entered into any contracts or agreements to manage any properties.  There can be no assurance that we will be able to identify suitable properties for management or be able to negotiate property management contracts on favorable terms with the property owners.

b. Expense management

i.	The Company has a limited operating budget and has maintained tight expense controls.

ii.
Over the next twelve months the Company anticipates its minimum need for additional funding is $49,000 to implement its business plans over the next twelve months.  We need to spend $10,000 to complete this Offering over the next 60 days.  In addition, we anticipate operating expenses to be $24,000 prior to generating revenues.  These expenses are estimated at $2,000 per month primarily travel related cost associated with the search for properties to manage in Southwest Florida. The Company has targeted to identify 10 suitable properties for management over the next twelve months.   The Company will also incur $15,000 in marketing expenses associated with the development of promotional materials and attendance at trade shows.  The Company will incur additional operating expenses once the Company generates revenues, which are tied to commissions paid to leasing agents and operating expenses associated with the upkeep of the properties. The Company plans to hire on a commission-only basis at such time as the Company has signed property management contracts,, so no additional expenses are created until revenues are generated.  There can be no assurance that we will be able to align ourselves with professionals for services on a commission-only basis

c. Achieving positive cash flow

i.
                After the Company has properties are under management we will launch a marketing campaign to attempt generate revenues. There can be no assurance that we will be able to implement our business development plans and that we will be successful in negotiating new contracts to manage properties or attract tenants to utilize the properties.

ii.	Over the next twelve months the Company anticipates its minimum cash needs to be $49,000 prior to generating revenues.

d. Creating strategic alliance relationships

i.
                The Company intends to contract with outside professionals to facilitate services for the on-site management of properties and real estate rehab and maintenance services that may be required. These services include total property management responsibilities for the care and upkeep of the property.  We will use independent contractors as leasing agents, as well as for janitorial services, lawn services and general maintenance services as required on-site from time to time.

ii.
                Over the next twelve months the Company intends to hire additional employees on a commission only basis at such time as the Company has signed property management contracts, so no additional expenses are created until revenues are generated..  In January, the Company hired Sanjiv Matta, a Florida licensed real estate professional to assist the president in furthering the business plan by identifying new properties for management in Southwest Florida. Mr. Matta is a commission-only employee.

iii.
                The Company has no contracts with outside vendors, but we intend to contract with these professionals under normal industry terms, which may include leasing fees in the 2% - 5% range depending on the nature of the services.

Our growth is driven by the number of new real estate projects that we evaluate and contract for management.   There is no assurance we will be able to secure such management contracts for properties or be able to lease-out such properties on a profitable basis. Certain competitors may be willing to accept lower fees based on their overhead structure.  As a result, we may have difficulty attracting new properties to manage and tenants to utilize the properties.  There can also be no assurance that we will be able to align ourselves with professionals for services on a commission only basis.

3.  Our plan of operation includes launching a targeted marketing campaign focusing on property management trade show participation, media promotions and public relations during the third quarter of 2010.  The marketing is estimated to cost $15,000, in addition to our estimated minimum travel and operating expenses of $2,000 per month.  The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee.   The majority shareholder, David Dreslin, owns 77% of the Company and is the Company’s president and primary employee. If we are unable to satisfy our cash requirements we may be unable to proceed with the offering and our plan of operations.

We intend to support our marketing efforts through the development of high-quality marketing materials and an attractive and informative website, www.GulfShoresInvestments.com    . There can be no assurance we will be successful in implementing our marketing campaign or that we will be able to provide our services at lower costs than other property managers.  There can also be no assurance that we will be able to align ourselves with professionals for services on a commission-only basis.  The development of an on-going marketing campaign will require the commitment of substantial resources.  If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.

 4.  Over the next 12 month after the initiation of our marketing campaign, we believe that we will have identified suitable properties to manage and lease-out to begin to generate revenues from our targeted marketing approach. This refers to the minimum amount of time that we estimate will be required to generate revenues based on meetings with banks and developers in the Southwest Florida property market.  Once a property is identified we will need to negotiate a management contract with the property owner.  Only after a property is identified and contracted can we begin managing the property for a fee from the property owners to generate revenues, typically between 5% - 10% of gross monthly rents. We have not entered into any contracts or agreements to manage any properties.  There can be no assurance that we will be able to identify suitable properties for management or be able to negotiate property management contracts on favorable terms with the property owners.

Our future will depend on our ability to identify suitable properties to manage and our ability to bring our services to the market place, which requires careful planning of providing a service that meets our customer’s standards without incurring unnecessary cost and expense.  Our operational results can be affected by our ability to introduce our services or to adjust pricing to try to gain a competitive advantage.  There can be no assurance we will be able to implement our property management services.

 Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business through increased investment in marketing activities. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful.  The business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Future financing may not be available to us on acceptable terms. If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations.  Equity financing will result in a dilution to existing shareholders.

In January 2010, the board of directors approved a three for one forward split.  The board of directors hopes the decision to restructure the Company’s capital structure will potentially lead to greater liquidity of the Company’s common stock in the future. In addition, the Board of Directors hopes the forward split will attract potential investors.

Results of Operations

For the period from May 8, 2009 (inception), to March 31, 2010, we had no revenue. Expenses for the period totaled $66,121 resulting in a net loss of $66,121.  Expenses for the period consisted of $60,400 for Consulting and Professional fees and $5,721 for General and administrative expenses.

Capital Resources and Liquidity

As of March 31, 2010 we have $22 cash on hand.

Based upon the above, we do not believe we have enough cash to support our daily operations while we are attempting to commence operations and produce revenues. We estimate the Company needs an additional $49,000 to implement its business plans over the next twelve months.  We need to spend an additional $10,000 to complete this Offering.  In addition, we anticipate we will need a minimum of $39,000 to cover marketing and operational expenses for the next twelve months.  The majority shareholder has committed to cover any cash shortfalls of the Company, although there is no written agreement or guarantee.  If we are unable to satisfy our cash requirements we may be unable to proceed with the Offering and our plan of operations.

Future financing for real estate management operations may not be available to us on acceptable terms.  To raise equity will require the sale of stock and the debt financing will require intuitional or private lenders.  We do not have any institutional or private lending sources identified.  If debt financing is not available or not available on satisfactory terms, we may be unable to continue expanding our operations.  Equity financing will result in a dilution to existing shareholders.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of June 15, 2010 Our Executive officer is elected annually by our Board of Director. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
David Dreslin	50	President, Chief Financial Officer, Treasurer and Director
Sanjiv Matta	41	Vice-President, Secretary

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

David Dreslin has worked as a CPA with 24 years of experience dealing with business enterprises both as a consultant and employee.  For the past five years Mr. Dreslin has held the position as President of Dreslin Financial Services, Inc. Mr. Dreslin’s experience includes 3 years with Deloitte Haskins & Sells, "an International Big-Six Accounting Firm", as a member of their Emerging Business Services department and as a Senior Tax Accountant.  In 1990, Mr. Dreslin formed his own Certified Public Accounting firm to provide consulting services to business owners, as well as, acting as their "on-call" financial officer.  In 1994 he formed Dreslin Financial Services, Inc. a financial services firm to provide full service accounting and management services to individuals and businesses.  Mr. Dreslin has been involved in numerous real estate projects as both principal and advisor and he is a Florida licensed real estate professional.  Mr. Dreslin has been actively involved in real estate development and investing since 2006.  He has experience in multi-family, commercial and residential real estate properties.  Mr. Dreslin also has a number of real estate related clients in his accounting practice and he has experience in real estate valuations.  He holds a BBA in Accounting from the University of South Florida.  Mr. Dreslin is not a member of a separately designated committee of the Board of Directors and is not an independent director.

Sanjiv Matta has been the founder and operator of multi-national businesses, mostly centered around mass distribution, real estate development, sales, marketing and corporate finance.  Mr. Matta is a Florida licensed real estate professional and an experienced real estate principal and advisor on developments worldwide, including distressed real estate workout and acquisitions with an REO hedge fund.  He is responsible for over $500M in real estate development.  Since 1995 to present Mr. Matta has been a Managing Member of Dhampur Sampatyi, an India based real estate developer.  The company is a builder and operator of real estate projects in India, the USA and the Caribbean.  Dhampur Sampatyi has developed over $600 million in multi-family and commercial properties over 15 years.  Since 2001 to present Mr. Matta has been involved in the management of developments for Tricon Development, a Florida based real estate developer.  Tricon has developed over $150 million in multi-family residential development projects including Somerset Riverfront, Oceanique, The Claridges, Howard Johnson Riverfront, Ocean Park-Hutchinson Island.  From 2006 – 2009 Mr. Matta served as a manager and advisor at the Navigator REO Fund and the Mortgage and Asset Xchange.  These two funds manage over $500 million in real estate properties and mortgages.  During this same time Mr. Matta participated in real estate seminar selling as president of Indus Planet, a firm marketing 7,000 residential lots in Florida to buyers worldwide by way of seminars and indirect selling through bulk buyers.  Most recently, since 2009 Mr. Matta launched a program as principal in a television promotion driven, internet auction sale of REO properties where hundreds of homes were sold each month. Mr. Matta established the joint venture partnerships, raised the required capital and operated an organized acquisition REO platform.   (ROE properties are bank repossessed “Real Estate Owned” properties, which are defined as properties in the  possession  of a  lender  as a  result  of foreclosure  or  forfeiture .)

Board Committee

The Company does not currently have a designated audit, nominating or compensation committee.  The Company currently has no plans to form these separately designated Board committees.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from inception (May 8, 2009) through March 31, 2010.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
David Dreslin, President, Chief Executive Officer Chief Financial Officer, Treasurer	2010	$0	0	0	0	0	0	$25,900	$25,900	(1)

Sanjiv Matta, Vice-President and Secretary*	2010	$0	0	0	0	0	0	$0	0
*Sanjiv Matta was appointed Secretary and Vice-President on January 15, 2010 and has received no compensation.
(1) Dreslin Financial Services, was paid $25,900 in accounting and consulting fees related to the Company’s audit and registration statement filing.  David Dreslin is the sole shareholder of Dreslin Financial Services.  These are services that Dreslin Financial Services provides to other clients at similar rates.  Mr. Dreslin was not paid any salary, bonus or other compensation in his role as president, chief executive officer, chief financial officer and treasurer.  Mr. Dreslin does not intend to be paid a salary or bonuses until such time as the Company becomes profitable.

Option Grants Table . There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table from inception through March 31, 2010.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending March 31, 2010 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“ LTIP” ) Awards Table . There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 15, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class
David Dreslin (2) 7985 113th Street Suite 220 Seminole, FL 33772	60,003,000	76.7%

Entrust of Tampa Bay FBO Van Nguyen 13191 Starkey Rd Suite 9 Largo, FL 33773	12,000,000	15.3%

Entrust of Tampa Bay FBO Edward G. Mass, Jr (3) 13191 Starkey Rd Suite 9 Largo, FL 33773	6,003,000	7.7%

Visionary Concepts LLC (4) 105 W. Sweetwater Creek Dr. Longwood, FL 32779	3,000	0.0%

Donna Dreslin (5) 7985 113th Street Suite 220 Seminole, FL 33772	60,003,000	76.7%
All Executive Officers and Directors as a group (1)	78,009,000	99.7%

(1) Based on 78,273,000shares of common stock outstanding as of June 15, 2010.  Includes persons owning more than 5% of the outstanding shares of common stock.
(2) David Dreslin and Donna Dreslin each have beneficial ownership of 60,003,000.
(3) Entrust of Tampa Bay FBO Edward G. Mass, Jr. and Edward G. Mass, Jr. each have beneficial ownership of 6,003,000 shares.
(4) Sanjiv Matta is the principal of Visionary Concepts LLC.
(5) Donna Dreslin owns 3,000 common shares individually; however, David Dreslin and Donna Dreslin each have beneficial ownership of 60,003,000.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We were incorporated in the State of Nevada in May 2009 and 60,000,000 shares of common stock were issued to David Dreslin for consideration of $200.

Dave Dreslin may be deemed a promoter as defined in Rule 405 under the Securities Act of 1933.

Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to our director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

GULF SHORES INVESTMENTS, INC.

498,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is  ___ __, 2010

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$2.28
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees	$
Accounting fees and expenses		$3,500
Legal fees and expense		$30,000
Blue Sky fees and expenses		$1,000
Miscellaneous	$
Total		$34,502.28

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada in May 2009 and 60,000,000 shares of common stock were issued to David Dreslin for consideration of $200. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr Dreslin had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

 ** These numbers are adjusted based on the 3 for 1 forward split that was effective on January 5, 2010.

In July 2009, we issued an aggregate of 75,000 shares of our common stock to Anslow & Jaclin, LLP, as compensation for legal services rendered. These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

In August 2009, we completed a Regulation D Rule 506 offering in which we sold 18,198,000 shares of common stock to 41 investors, of which 15 were accredited and 26 were non-accredited, at a price per share of $0.0033 for an aggregate offering price of $60,660. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Entrust of Tampa Bay FBO Van Nguyen	12,000,000
Entrust of Tampa Bay FBO Edward G. Mass, Jr.	6,000,000
Donna Dreslin	3,000
David Dreslin II	3,000
Thomas Collentine	3,000
Lisa Angarano	3,000
Jason Spurlin	3,000
Dan Gorman	3,000
Claudia Gorman	3,000
David Strenkoski	3,000
Lavin Dos Santos	3,000
Ed Mass, Jr.	3,000
Sal Kopita	3,000
Robert Rogin	3,000
Cheryl Chernoff	3,000
Peter Adams	3,000
Robin Adams	3,000
Tim Kennedy	3,000
Jean C. Shagena	3,000
Visionary Concepts, LLC	3,000
Robert W. Christian, Jr.	3,000
Robert W. Christian Sr.	3,000
Zhang Miao	18,000
Gang Xu	15,000
Gregory Busch	30,000
Barbara Ann Busch	30,000
Robert E. Dudenhoefer, Jr.	3,000
Angela M. Dudenhoefer	3,000
Darren Griffin	3,000
Chris Marchesini	3,000
Sirge Villani	3,000
Christina Hicks	3,000
Robert Rheintgen	3,000
Richard Corbert	3,000
William Forhan	3,000
James Christie	3,000
Catherine Finkenstadt	3,000
James Lipscomb	3,000
Joseph Caldwell	3,000
Monique Caldwell	3,000
Virginia Rheintgen	3,000

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2009 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.
(D)	Except for Donna Dreslin and David Dreslin II, none of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation (Incorporated by reference to Form S-1 filed on September 28, 2009)
3.2	By-Laws (incorporated by reference to Form S-1 filed on September 28, 2009)
5.1	Opinion of Anslow & Jaclin, LLP filed herein
23.1	Consent of Seale and Beers, CPA filed herein
23.2	Consent of Counsel (included in exhibit 5.1)

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seminole, State of Florida on June 15, 2010.

GULF SHORES INVESTMENTS, INC.

/s/ David Dreslin
Name: David Dreslin
Position: President,, Chief Financial Officer, Treasurer,
Principal Executive Officer, Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities an on the dates indicated.

Date: June 17, 2010

/s/ David Dreslin
Name: David Dreslin
Position: Principal Executive Officer
Principal Financial Officer, Principal Accounting Officer,

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Dreslin and their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Gulf Shores Investments, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Dated:  June 17, 2010

/s/ Sanjiv Matta	Secretary
Sanjiv Matta	Vice President